                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                             ____________________

                                   FORM 8-K

               Current Report Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934
                            ______________________

        Date of Report (Date of earliest event reported) March 5, 1999


                             AUTOLEND GROUP, INC.
            (Exact name of registrant as specified in its charter)

     Delaware                           1-10569                22-3137244
(State or other jurisdiction of       (Commission           (I.R.S. Employer
incorporation or organization)        File Number )         Identification No.)


                          600 Central SW, Third Floor
                       Albuquerque, New Mexico       87102
             (Address of principal executive  offices) (Zip Code)


Registrant's telephone number, including area code:  (505) 768-1000

ITEM 3.  BANKRUPTCY OR RECEIVERSHIP

          On September 22, 1997, the Company filed for reorganization under Chapter 11 of the United States Bankruptcy Code (the "Code") in the United States Bankruptcy Court for the District of New Mexico (the "Bankruptcy Court"). On March 5, 1999, the order confirming the Company's Plan of Reorganization (the "Plan") entered by the Bankruptcy Court became effective (the "Effective Date").

          The material features of the Plan provide for the cancellation of all of the Company's $7.2 million principal of convertible subordinated debentures (the "Debentures") and $2.3 million accrued interest thereon, and all of the Company's equity securities as of the Effective Date. The class of unsecured creditors will receive 100 percent of their allowed claims.

          The holders of the Debentures will receive approximately 1.4 million shares of the Company=s Common Stock, $2.8 million in cash, and non-interest bearing, uncollateralized notes aggregating $0.6 million payable in five annual payments.

          The holders of the Company's canceled Common and Preferred Stock have the right to purchase new shares of Common Stock for 30 days following the effectiveness of the Company's registration statement to be filed with the Securities and Exchange Commission. The price per share of the Company's new Common Stock is $1.00. If the holders of all shares of old Common Stock purchase new Common Stock, 6.1 million shares of new Common Stock will be issued (resulting in $6.1 million of additional equity capital). If the holders of all the shares of Preferred Stock purchase new Common Stock, 5.8 million new shares of Common Stock will be issued (resulting in $5.8 million in additional equity capital).

          The holders of the Company's Class A and B Warrants and options have a 12-month period beginning on the effective date of the Company's registration statement to purchase the same number of shares of the Company's Common Stock as originally provided for under the Warrants or options at $4.00 per share. If all the Warrants and options were exercised, 6.3 million shares of new Common Stock will be issued (resulting in $25.3 million in additional equity capital).

          See Item 5.A. below for more information about the Company's receipt of $4.4 million in settlement of two lawsuits in which it was involved and which were essential elements of the Plan.

          In connection with the foregoing discussion of the issuance of shares of new Common Stock, the Company expects that only a portion of the additional shares will be purchased by existing equity holders, resulting in total Common Stock outstanding of between 2 and 4 million shares; this would result in a total net equity (before the impact of any interim operating results) of approximately $1.6 to $3.6 million.

          On the Effective Date, no securities of the Company were issued and outstanding. Pursuant to the Plan, all previously issued and outstanding securities were canceled. There are 18.2 million shares of the Company's Common Stock reserved for future issuance for claims and interests filed and allowed under the Plan.

          The following gives information as to the Company's assets and liabilities on the Effective Date:

                                                                             At March 5, 1999
                                                          -----------------------------------------------------
                                                                Estimated                        Pro Forma
                                                                  Actual         ($-000)       after Payouts
                                                              ---------------               -------------------
Cash and equivalents                                                   $6,661                            $2,006
Car loan installment contracts receivable, net                             59                                59
Purchased viatical policies at est. market value                          134                               134
Fixed assets, net of depreciation                                          19                                19
Miscellaneous other assets                                                  6                                 6
                                                              ---------------               -------------------
     Total Assets                                                      $6,879                            $2,224
                                                              ---------------               -------------------

Accounts payable, regular                                              $   44                            $   44
Debentures up-front cash payable                                        2,769                                --
Five-year notes to Debenture holders                                      624                               624
Payable under Worley Settlement                                         1,525                                --
Other Reorganization liabilities                                          641                               280
Accrued liabilities, regular                                               35                                35
Miscellaneous other liabilities                                           178                               178
                                                              ---------------               -------------------
     Total Liabilities                                                 $5,816                            $1,161

Stockholder's Equity                                                    1,063                             1,063
                                                              ---------------               -------------------
     Total Liabilities and Equity                                      $6,879                            $2,224
                                                              ---------------               -------------------


ITEM 5.  OTHER EVENTS

     A.  Settlement of Litigation Relating to NPD and ITB

          In August 1997, the Company acquired an option to purchase an approximately 25 percent equity interest (the "ITB Shares") in International Thoroughbred Breeders, Inc. ("ITB"), at $4.00 per share (the "Option"). The Option was purchased for a total of up to $2.5 million depending on the shares available from NPD, Inc. ("NPD"), an affiliated company. As consideration for the Option, which was to expire on August 29, 1999, the Company paid NPD $0.2 million and issued it a promissory note containing certain contingencies for up to $2.3 million (the "NPD Note Payable"). The NPD Note Payable accrued interest at 10 percent per annum and was due July 9, 1999. ITB owned and operated Garden State Park and Freehold Raceway in New Jersey (horse racing tracks) and owns the former El Rancho Casino property in Las Vegas, Nevada.

          In a related transaction, the Company loaned $3.0 million to NPD (the "Note Receivable"). The Note Receivable accrued interest at 10 percent per annum and was payable on July 9, 1999. It was secured by the ITB Shares, subject to a prior lien to the seller of the ITB Shares as security for NPD to pay the balance of the purchase price for the ITB Shares. The Company also guaranteed up to $2.0 million of NPD's obligation to pay the remaining portion of the purchase price to the seller of the ITB Shares, for which the Company deposited $2.0 million into a cash collateral account to secure its guarantee (the "Escrow").

          On June 5, 1998, the Company filed an adversary claim with the Bankruptcy Court against NPD ("NPD Adversary Proceeding"). This claim sought, among other things, the return to the Company of the Escrow (plus interest), NPD's immediate prepayment to the Company of the Note Receivable (plus interest), the cancellation of the Option and the corresponding cancellation of the Company's obligations under the NPD Note Payable, and the return of the $0.2 million down payment for the Option. The Company was also involved in litigation concerning ITB in the Delaware Chancery Court. That litigation addressed many issues outside the scope of the Company's concern but included the foregoing issues in the Bankruptcy Court.

          In September 1998, the Bankruptcy Court approved a settlement of the matters relating to ITB, including the NPD Adversary Proceeding, and, in October 1998, the Chancery Court approved a settlement in the Delaware ITB case. In connection with these settlements, the Option and the NPD Note were canceled; the Escrow (plus interest) was returned to the Company; and a substantial amount of the Note Receivable (plus interest) was repaid. In addition, in connection with the Delaware settlement, the Company could receive a portion of the funds from NPD which NPD may receive from the possible sale of ITB's Las Vegas real estate, and the Company must assume ITB's office lease in Albuquerque, New Mexico (where it presently subleases its offices). On January 29, 1999, the Company received $4,446,771, and the New Mexico and Delaware settlements have been consummated.

     B.  Settlement of the Living Benefits Litigation

          On September 12, 1996, a complaint was filed against the Company in the United States District Court for the District of New Mexico by Living Benefits, Inc. ("Living Benefits"). The complaint alleged that the Company was obligated to Living Benefits for more than $1.6 million, with interest at 8.75 percent from June 30, 1992, for "earn-out payments" under a contract between Living Benefits and the Company dated March 14, 1992. Living Benefits also sought punitive damages for bad faith in an undisclosed amount and attorney's fees. On April 15, 1998, the Bankruptcy Court assumed jurisdiction of this suit. The trial began on January 20, 1999. On January 21, 1999, the Company and Living Benefits reached a settlement whereby the Company would pay Living Benefits $1,525,000. The complaint was then dismissed with prejudice. This payment was made on March 9, 1999.

     C.  SEC Investigation

     On February 16, 1999, the Company was notified by its counsel that it is subject to an investigation by the Securities and Exchange Commission in connection with certain activities which took place between September 1996 and September 1997.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

          A copy of both the Plan of Reorganization and the Bankruptcy Court's Confirmation Order referred to in Item 3 to this Current Report on Form 8-K are attached hereto as Exhibit A.


                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned, hereto duly authorized.


                                    AUTOLEND GROUP, INC.
                                    (Registrant)


                                        /s/ Nunzio P. DeSantis
                                    ------------------------------------------
                                      Nunzio P. DeSantis
                                      Chairman of the Board, President and
                                      Chief Executive Officer


Date:  March 18, 1999

                        UNITED STATES BANKRUPTCY COURT
                            DISTRICT OF NEW MEXICO
In re:

AutoLend Group, Inc.                                     Case No. 11-97-15499-MA
Tax I.D. No. 22-3137244

Debtor.

                           ORDER CONFIRMING THE THIRD
                           --------------------------
                         AMENDED PLAN OF REORGANIZATION
                         ------------------------------

     Pursuant to this Court's September 28, 1998 Order ("Notice Order") approving the AutoLend Group, Inc. ("AutoLend", "Proponent" or "Debtor") Third Amended Disclosure Statement (the "Disclosure Statement") with respect to the Third Amended Plan of Reorganization (the "Plan"), came on for a confirmation hearing ("Hearing") on February 3, 1999. Capitalized terms used herein and not otherwise defined shall have the meaning set forth in the Plan.

     Based upon the foregoing, the entire record in this case, the evidence received at the Hearing, and the stipulations and agreements of counsel, the Court finds and concludes as follows:

     A. Pursuant to Section 1129(a)(1) of the Bankruptcy Code (the "Code"), the Plan complies with the applicable provisions of Title 11 of the United States Code.
     B. Pursuant to Section 1129(a)(2) of the Code, the Proponent of the Plan has complied with the applicable provisions of Title 11 of the United States Code.
     C. Pursuant to Section 1129(a)(3) of the Code, the Plan has been proposed in good faith and not by any means forbidden by law.

     D. Pursuant to Section 1129(a)(4) of the Code, any payments made or to be made by any persons issuing securities or acquiring property under the Plan, or any payments made or to be made by the Debtor or the Committee for services, or for costs and expenses incurred in connection with the case, or in connection with the Plan and incident to the case, have been or will be approved as reasonable by the Court.

     E. Pursuant to Section 1129(a)(5) of the Code: (A) (i) the Proponent has disclosed the identity and affiliations of every individual proposed to serve, immediately after confirmation of the Plan, as a director or officer of the Reorganized Debtor, as the successor to the Debtor under the Plan; (ii) that the appointment to, or continuance in, such office of every such individual is consistent with the interests of the Debtor's creditors and with public policies; and (B) that the Proponent has disclosed the identity of every insider that will be employed or retained by the Reorganized Debtor, as the successor to the Debtor, and have disclosed or will disclose, as soon as determined, the nature of any compensation for such insider.

     F. With respect to Section 1129(a)(6) of the Code, the Plan does not set forth any rate changes. Consequentially, Section 1129(a)(6) of the Code is satisfied.

     G. Pursuant to Section 1129(a)(7) of the Code, the Court finds that Class 6 of Claims and Interests are impaired under the Plan. Holders of Claims and Holders of Interests in that class will receive or retain under the Plan property of value, as of the Effective Date of the Plan, that is not less than the amount that such Holders would receive or retain if the Debtor were liquidated under Chapter 7 of the Code on such date. Consequentially, the Court finds that Section 1129(a)(7) of the Code is satisfied.

     H.  Pursuant to Section 1129(a)(8) of the Code, the Court finds as follows:

         a. The Plan classifies all Claims and Interests (other than Administrative Claims) in the Debtor in six (6) classes, identified as Class 1 through Class 6.

         b.  Classes 1, 2, 4, and 5 are not impaired under the   Plan, and are
     therefore deemed to have accepted the Plan pursuant to Section 1126(f) of the Code. Classes 3 and 6 have timely voted to accept the Plan. Accordingly, the Court finds that the Plan complies with Section 1129(a)(8) of the Code because every Class of Claims or Interests treated therein either: (i) has accepted or is deemed to have accepted the Plan, or (ii) is not impaired under the Plan.

     I. Pursuant to Section 1129(a)(9) of the Code, the Court finds that, except to the extent that a holder of a particular Claim has agreed to a different treatment of such Claim, the Plan treats Claims against the Debtor arising under Sections 507(a)(1) through 507(a)(7) of the Code, inclusive, in the manner prescribed in Section 1129(a)(9).

     J. Pursuant to Section 1129(a)(9) of the Code, the Court finds that, except to the extent that a holder of a particular Claim has agreed to a different treatment of such Claim, the Plan provides that holders of Claims of a kind specified in Section 507(a)(8) of the Code will receive, on account of such claim the Allowed amount of Claim, in accordance with 1129(a)(9)(c). Section 1129(a)(9) of the Code is therefore satisfied with respect to such claimants.

     K. Pursuant to Section 1129(a)(10) of the Code, the Court finds that Class 3 (Debenture Holders) has voted to accept the Plan, said determination having been made without including any acceptance of the Plan by any insider.

     L. The Court finds that the Proponent has solicited the votes for acceptances and rejections of the Plan in good faith, and in compliance with the applicable provisions of the Code.

     M. The Court finds that the solicitation of acceptances or rejections of the Plan, and the distributions of property of the Estate in accordance with the terms of the Plan were done in good faith and in compliance with the applicable provisions of the Code, including Section 1125(e), and are entitled to the exemptions from securities laws provided in Section 1145 of the Code.

     N. Pursuant to Section 1129(a)(11) the Court finds that the Confirmation of the Plan is not likely to be followed by the liquidation of the Debtor, or the need for further financial reorganization of the Debtor or any successor formed pursuant to the Plan. Accordingly, the Court finds that the Plan complies with Section 1129(a)(11) of the Code.

     O. Pursuant to Section 1129(a)(12) of the Code, the Debtor has represented, and the Court finds, that all fees payable under 28 U.S.C. "1930 have been, or will be, paid on or before the Effective Date of the Plan. The Debtor will continue to pay fees required under 28 U.S.C. "1930 until the Bankruptcy of the Debtor is closed.

     P. Pursuant to Section 1129(a)(13) of the Code, the Plan does not affect retiree benefits, if any, as defined in Section 1114(a) of the Code. Accordingly, the Plan complies with Section 1129(a)(13) of the Code.

     Q. All of these findings and conclusions are made by the Court pursuant to proceedings duly noticed to all of the Debtor's creditors and other interested parties in the captioned Chapter 11 in accordance with the Notice Order, all of whom have been given the opportunity to be heard by the Court. The Court expressly finds and concludes that notice was proper and appropriate and in compliance with the Code and Bankruptcy Rules.

     R. Pursuant to the foregoing, the Court concludes that the Plan complies with all of the confirmation requirements of Section 1129(a) of the Code. The Debtor is therefore entitled to confirmation of the Plan.

     Based on the foregoing, it is therefore ORDERED as follows:

     1.  The Plan is confirmed.

     2. The Debtor shall hold in a separate account sufficient funds to pay in full to Class 3 Debenture Holders who selected Option A as set forth in the treatment of Class 3 claims on page 10 of the Plan.

     3. All objections to confirmation of the Plan have been withdrawn or are hereby overruled.

     4. The Debtor, the Debenture Holders Committee, and their Representatives who participated in the formulation, negotiation, solicitation, approval and confirmation of the Plan are entitled to the rights, benefits and protections of
Section 1125(e) of the Code.

     5. Pursuant to Section 1142 of the Code, the Debtor, through its management, Officers and Directors, is hereby authorized and fully empowered to consummate the transactions called for by the Plan. The Debtor, through its management, Officers and Directors, is specifically authorized and fully empowered, without the necessity of approval of any other person or entity, to execute and deliver any and all documents necessary to implement the terms of the Plan, including, without limitation, documents necessary for the establishment of the escrow accounts, funds, reserves, or deposits required pursuant to the Plan, and any other documents necessary or appropriate for the consummation or implementation of the Plan.

     6.  On the Effective Date:

     a. the Debtor shall cancel all present ownership of its shares of capital stock now issued and outstanding;

     b. The Reorganized Debtor shall issue new shares of its common stock after registration with the Securities and Exchange Commission as required by the Plan and in conformance with the provisions of the Plan.

     c. The Subscription Date as defined in the Plan concerning Class 3 Debenture Holders shall be set as the date thirty (30) days after entry of this Order. The Subscription Date as defined in the Plan for any matters concerning Class 6 Common Shareholders shall be 90 days after the effective date of the registration of new common stock, as set forth in Plan.

     d. As set forth in the Plan, the Debenture Holders shall have until the Subscription Date identified in paragraph 6(c) of this Order to select the payment option they wish, pursuant to the treatment of Class 3 set forth on Page 10 of the Plan. The selection must be made in writing and delivered to counsel for the Debtor at:

         William F. Davis & Associates, P.C.
         PO Box 6
         Albuquerque, New Mexico 87103

or to the Debtor at:
--

         AutoLend Group, Inc.
         600 Central SW, 3rd Floor
         Albuquerque, New Mexico 87102

Selection shall be timely if delivered on or before the 30th day after entry of this Order.

     7. During the interim period from the Effective Date until new common stock is issued, management as set forth in the Plan shall continue to manage the Debtor, with full power and authority as set forth in the Plan, and this Order.

     8. On the Effective Date, and except as specifically provided for herein, the Debtor and the Reorganized Debtor shall be discharged and released from all claims and interests, including, but not limited to, demands, liabilities, claims and interests that arose before the Confirmation Date and all debts of the kind specified in 11 U.S.C. (S)(S) 502(g), 502(h) or 502(i), whether or not:
(a) a proof of claim or proof of interest based on such debt or interest is filed or deemed filed pursuant to 11 U.S.C. (S) 501; (b) a Claim or Interest based on such debt or interest is allowed pursuant to 11 U.S.C. (S) 502; (c) the Holder of Claim or Interest based on such debt or interest has accepted the Plan; and all Persons shall be precluded from asserting against the Reorganized Debtor, it successors, or its assets or properties, any other or further Claims or equity Interests based upon any act or omission, transaction, or other activity of any kind or nature that occurred prior to the Confirmation Date. The Plan shall act as a discharge of any and all claims against the debts and liabilities of the Debtor, as provided in 11 U.S.C. (S) 524 and 1141, and such discharge shall void any judgment against the Debtor at any time obtained to the extent that it relates to a Claim discharged, provided however, that the Reorganized Debtor will not be discharged or released from the obligations or liabilities to be paid or performed under the Plan.

     9. Except as otherwise expressly provided in the Plan, (a) all Persons who have held, hold or may hold Claims against the Debtor, and, (b) who have held, hold or may hold Interests in the Debtor, are permanently enjoined on and after the Effective Date (i) from commencing or continuing in any manner any action or other proceeding of any kind with respect to any such Claim or Interest against the Debtor or Reorganized Debtor, (ii) from the enforcement, attachment, collection or recovery by any manner or means of any judgment, award, decree, or order against the Debtor or Reorganized Debtor, or the property of the Debtor or Reorganized Debtor with respect to any such Claim or Interest, (iii) from creating, perfecting or enforcing any encumbrance of any kind against the Debtor, Reorganized Debtor, or against the property of the Debtor, or Reorganized Debtor with respect to any such Claim or Interest, (iv) from exercising or attempting to exercise any set off, right of subrogation, or recoupment of any kind against any obligation due from the Debtor or Reorganized Debtor thereof, or against the property of the Debtor or Reorganized Debtor with respect to any such Claim or Interest, except as may be allowed by this Court or as may otherwise be set forth in the Plan.

     10. After the Effective Date, the Court shall retain jurisdiction over this Chapter 11 case, and all adversary proceedings and contested matters pending herein or commenced herein after this date, as provided in Article XI of the Plan. The Debtor must give notice to any unpaid Class 2 General Unsecured Creditors and Class 3 Debenture Holder still owed any amount under the Plan payment provided under Option A, and Class 6 Interest Holders and Subscribers to newly issued Common Stock in the Reorganized Debtor prior to the settlement or compromise of any matter under Article XI, 11.1, E and G.

     11. Compromise or settlement of any adversary proceeding shall be subject to the approval of this Court after appropriate notice.

     SO ORDERED.

                              _______________________________
                              The Honorable Mark B. McFeeley
                              United States Bankruptcy Judge

Submitted by:

WILLIAM F. DAVIS & ASSOC., P.C.


________________________________
William F. Davis, Esq.
Attorneys for Debtor
201 Broadway SE
PO Box 6
Albuquerque, NM 87103
(505) 243-6129

Counsel for the Debtor, AutoLend Group, Inc.

Approved:

THOMPSON, KUSHNER & RHOADES


Telephonically approved
--------------------------------
Randall L. Thompson, Esq.
6400 Uptown Blvd., N.E. #550E
Albuquerque, NM  87110
(505) 884-2400


ARLAND & ASKEW, P.A.


Telephonically approved
-----------------------
James A. Askew, Esq.
PO Box 2208
Albuquerque, NM 87103-2208
(505) 248-1414


UNITED STATES TRUSTEE


Telephonic approval given on 2/17/99
------------------------------------
Ron E. Andazola, Esq.
PO Box 608
Albuquerque, NM 87103
(505) 248-6544


JACOBVITZ, THUMA & WALKER, P.C.


Telephonic approval given on 2/16/99
------------------------------------
David T. Thuma, Esq.
500 Marquette NW #650
Albuquerque, NM 87102
(505) 766-9272

Reviewed for Form Only:


UNITED STATES SECURITIES
AND EXCHANGE COMMISSION



-----------------------------
Jolene M. Wise, Esq.
500 West Madison Street, Suite 1400
Chicago, IL  60561-2511

                        UNITED STATES BANKRUPTCY COURT
                            DISTRICT OF NEW MEXICO

In re:

AutoLend Group, Inc.                                     Case No. 11-97-15499-MA
Tax I.D. No. 22-3137244

Debtor.

          AUTOLEND GROUP, INC.'S THIRD AMENDED PLAN OF REORGANIZATION

     AutoLend Group, Inc., Debtor and Debtor-in-Possession ("AutoLend," the "Debtor," or the "Company), proposes the following Chapter 11 Plan of Reorganization.

                                   ARTICLE I
                                  DEFINITIONS

     1.1 "ADMINISTRATIVE CLAIM" shall mean, collectively, a Claim for any cost or expense of administration of the Reorganization Case, asserted as being entitled to priority under (S)507(a)(1) of the Bankruptcy Code.

     1.2 "AFFILIATE" shall mean "affiliate" as defined in (S)101(2) of the Bankruptcy Code.

     1.3 "ALLOWED" when used with respect to a Claim or Interest, shall mean a Claim against or Interest in the Debtor, proof of which was filed on or before the date designated by the Bankruptcy Court as the last date for filing proofs of Claim or proofs of Interest; or, if no proof of Claim or proof of Interest was filed, a Claim or Interest which has been listed by the Debtor as liquidated in amount and not disputed or contingent; and, in either case, a Claim or Interest as to which either (i) no objection to the allowance thereof has been interposed within the applicable period of limitation fixed by the Plan, the Bankruptcy Code, the Bankruptcy Rules, or the Bankruptcy Court or (ii) if any objection has been interposed, such Claim or Interest has been Allowed in whole or in part by a Final Order of the Bankruptcy Court.

     1.4 "BALLOT DATE" shall mean the date set by the Bankruptcy Court by which all votes for acceptance or rejection of the Plan must be received.

     1.5 "BANKRUPTCY CODE" shall mean the Bankruptcy Reform Act of 1978, as amended from time to time and set forth in (S)(S)101 et seq. of Title 11 of the
                                                     -- ----

United States Code.

     1.6 "BANKRUPTCY COURT" shall mean the United States Bankruptcy Court for the District of New Mexico and the United States Bankruptcy Judge presiding in the Debtor's Chapter 11 case.

     1.7 "BANKRUPTCY RULES" shall mean the Federal Rules of Bankruptcy Procedure, as the same may be amended and modified from time to time, including the Local Rules, and as applicable to cases pending before the Bankruptcy Court.

     1.8  "BAR DATE" shall mean the date established in Article VII, Paragraph
7.2 of this Plan.

     1.9 "BUSINESS DAY" shall mean any day other than Saturday, Sunday, or legal holiday, as defined in Bankruptcy Rule 9006(a).

     1.10  "CASH" shall mean cash and cash equivalents, including checks.

     1.11 "CLAIM" shall mean any right to payment from the Debtor, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured; or any right to an equitable remedy for breach of performance if such breach gives rise to a right of payment from the Debtor, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured, or unsecured.

     1.12  "CLAIMANT" shall mean the holder of a Claim.

     1.13 "CLASS" shall mean the group into which Claimants have been placed in this Plan.

     1.14 "COMMITTEE" shall mean the Official Committee of Debenture Holders appointed in this Reorganization Case by the Office of the United States Trustee for the District of New Mexico pursuant to (S)1102 of the Bankruptcy Code, as constituted from time to time.

     1.15 "CONFIRMATION" shall mean entry of an order of the Bankruptcy Court confirming the Plan pursuant to (S)1129 of the Bankruptcy Code.

     1.16 "CONFIRMATION DATE" shall mean the date the Bankruptcy Court enters a Confirmation Order confirming the Plan.

     1.17 "CONFIRMATION ORDER" shall mean the order of the Bankruptcy Court pursuant to (S)1129 of the Bankruptcy Code confirming the Plan and approving the transactions contemplated under the Plan.

     1.18  "DEBTOR" shall mean AutoLend Group, Inc.

     1.19 "DEFICIENCY AMOUNT" shall mean the amount by which a Claimant's total Allowed Claim secured by collateral owned by the Debtor exceeds the value of the Debtor's interest in the collateral, as determined in accordance with the Plan.

     1.20 "DISCLOSURE STATEMENT" shall mean AutoLend Group, Inc.'s Disclosure Statement, as approved by the Bankruptcy Court in this case.

     1.21 "DISALLOWED CLAIM" shall mean any Claim (i) listed as disputed in the Debtor's schedules for which a proof of claim has not been filed, or (ii) for which a Final Order disallowing the Claim has been entered.

     1.22  "DISPUTED CLAIM" shall mean, unless otherwise set forth in this Plan,
(i) a Claim (or portion thereof) against the Debtor as to which an objection to the allowance thereof has been interposed within the time period set forth herein for doing so, and which objection has not been determined by a Final Order or (ii) a Claim listed on the Debtor's schedules as disputed, contingent, or unliquidated.

     1.23 "EFFECTIVE DATE" shall mean the later of (i) eleven days (as calculated in accordance with Bankruptcy Rule 9006(a)) following the entry of the Confirmation Order; (ii) the date of entry of a Final Order vacating a stay pending appeal of the Confirmation Order; or (iii) the date on which such stay expires or is no longer in effect.

     1.24 "ESTATE" shall mean the estate of the Debtor created in the Reorganization Case by (S) 541 of the Bankruptcy Code.

     1.25 "FEE REQUEST" shall mean an Administrative Claim filed by a Professional Person for fees and costs incurred on behalf of the Debtor or the Committee in this Reorganization Case.

     1.26 "FINAL DECREE" shall mean the final decree closing this Reorganization Case, to be entered by the Bankruptcy Court pursuant to Bankruptcy Rule 3022.

     1.27 "FINAL ORDER" shall mean a final order or judgment of the Bankruptcy Court or any other court or adjudicative body, which order or judgment shall no longer be subject to appeal or certiorari proceeding, and with respect to which no appeal or certiorari proceeding shall then be pending.

     1.28 "INITIAL DISTRIBUTION DATE" or "DISTRIBUTION DATE" shall mean, with respect to any Claim, the later of (i) if the Claim is an Allowed Claim, 60 days after the Effective Date, and (ii) if the Claim is a Disputed Claim, then the first day of the first month after entry of a Final Order allowing the Claim, but no sooner than 60 days after the Effective Date.

     1.29 "INSIDER" shall mean an "insider" as defined by (S)101(31) of the Bankruptcy Code.

     1.30 "INTEREST" shall mean any equity, common or preferred stock interest, warrants or options to purchase Old Common Stock of the Debtor. "Interest" specifically includes all Claims recharacterized as equity Interests by Order of the Bankruptcy Court.

     1.31 "NEW COMMON STOCK" shall mean any issuance of New Common Stock or any other securities registered with the SEC and any other applicable regulatory agencies or bodies, subject to any available exemption to registration. The Debtor will comply with all federal, state, or local law requiring or regulating registration for offer or sale of such New Common Stock or other securities, or registration or licensing of an issuer of, underwriter of, or broker or dealer.

     1.32 "OLD COMMON STOCK" shall mean the stock previously issued by the Debtor pre-petition, which shall be cancelled on the Effective Date.

     1.33 "ORDER" shall mean a judgment, order or other decree of the Bankruptcy Court the effect of which has not been stayed.

     1.34 "PERSON" shall mean an individual, corporation, partnership, joint venture, trust, estate, unincorporated association, unincorporated organization, governmental entity or political subdivision thereof, or any other entity.

     1.35 "PETITION DATE" shall mean September 22, 1997, the date on which the Debtor filed a voluntary petition for relief under Chapter 11 of the Bankruptcy Code.

     1.36 "PLAN" shall mean this Plan of Reorganization and any exhibits attached hereto or documents incorporated herein by reference, as the same may from time to time be amended by any duly authorized amendment or modification.

     1.37 "PRIORITY CLAIM" shall mean any prepetition Claim entitled to a priority in payment under (S)(S)507(a)(3), (4), (5), or (6), of the Bankruptcy Code, but shall not include any Tax Claim, Claim for penalties, or any Secured Claim for unpaid real property taxes.

     1.38 "PROFESSIONAL PERSON" shall mean any Person, including attorneys and accountants for the Debtor or the Committee, retained or to be compensated pursuant to (S)(S) 327, 328, 330, 331, 503(b)(2), or 1103 of the Bankruptcy
Code.

     1.39 "PROPERTY OF THE ESTATE" shall mean all property comprising or contained in the Estate, as set forth in (S) 541 of the Bankruptcy Code, including without limitation all real property, personal property, Subsidiaries, and intangible property owned by the Debtor pre-petition.

     1.40 "PRO RATA" shall mean the proportion that the dollar amount of an Allowed Claim in a Class bears to the aggregate amount of all Allowed Claims within such Class.

     1.41 "REORGANIZATION CASE" shall mean the Chapter 11 case commenced by the Debtor's filing of its voluntary Chapter 11 petition under the Bankruptcy Code administered under case number 11-97-15499-MA in the Bankruptcy Court.

     1.42 "REORGANIZED DEBTOR" shall mean the Debtor, AutoLend Group, Inc. on and after the Effective Date, and its successors or assigns.

     1.43 "SECURED CLAIM" shall mean any Claim that is secured by property of the Debtor, to the extent of the Creditor's interest in the Estate's interest in such property.

     1.44 "SUBSCRIPTION DATE" shall mean any deadline for the purchase of New Common Stock, as established pursuant to the registration process with the SEC and other applicable regulatory agencies or bodies.

     1.45 "SUBSIDIARIES" shall mean all wholly or partially-owned subsidiaries of the Debtor.

     1.46 "TAX CLAIM" shall mean any Claim of a governmental unit for taxes entitled to priority pursuant to (S) 507(a)(7) of the Bankruptcy Code.

     1.47 "UNCLAIMED PROPERTY" shall mean any funds or property dedicated for distribution under the Plan, which funds or property are unclaimed on and after such attempted distribution. Unclaimed Property shall include (a) checks (and the funds represented thereby) that have been returned as undeliverable without a proper forwarding address; (b) funds for checks that have not been paid or presented for payment; (c) checks (and the funds represented thereby) that were not mailed or delivered or that were returned because of the absence of a proper address, and that the Reorganized Debtor after reasonable efforts is unable to deliver to a proper address, and securities which are undeliverable after reasonable efforts by the Debtor.

     1.48 "UNIMPAIRED CLASS" shall mean a class of Claims that is not impaired within the meaning of (S)1124 of the Bankruptcy Code.

     1.49 "UNSECURED CLAIM" shall mean any Claim that (i) is not secured by any property of the Debtor or the Estate, and (ii) is not a Priority Claim.

     1.50 "UNSECURED CLAIMS FUND" shall mean a fund created by the Reorganized Debtor for paying Allowed Unsecured Claims.

     1.51 "WITH INTEREST" shall mean that interest accrues at the rate of 4% per annum, beginning on the Distribution Date and accruing until paid.

                                  ARTICLE II
                       TREATMENT OF UNCLASSIFIED CLAIMS

     2.1 PAYMENT OF ADMINISTRATIVE CLAIMS AND FEE REQUESTS. All Allowed Administrative Claims except for Fee Requests shall be paid in full, in Cash, on the Initial Distribution Date, or upon such other terms as may be agreed upon between the Reorganized Debtor and the Holders of such Claims. All Allowed Fee Requests shall be paid in the amount determined by an Order of the Bankruptcy Court approving such Fee Requests, as soon as practicable after the entry of an Order of the Bankruptcy Court approving such Fee Requests, or as may otherwise be agreed upon in writing between the Reorganized Debtor and each such Claimant. Amounts for professional fees previously approved but withheld by Order of the Bankruptcy Court shall be paid by the Reorganized Debtor as soon as practicable following approval of such payment by an Order of the Bankruptcy Court.

     Nunzio DeSantis, Chairman of the Board, President and Chief Executive Officer of the Debtor, has a claim for accrued post-petition salary in the amount of $67,329.88 as of June 30, 1998, as set forth in the Debtor's Operating Report for the period June 1 through June 30, 1998, filed herein on July 23, 1998. Although this claim could be characterized as an administrative claim, Mr. DeSantis has voluntarily agreed to defer payment pursuant to the Consent Order entered herein on March 30, 1998, and therefore this salary claim will not be paid as an administrative claim.

     2.2  TAX CLAIMS.

     All Allowed Tax Claims, if any, shall be paid in monthly Cash payments, With Interest, in accordance with the provisions of (S) 1129(a)(9)(c) of the

Bankruptcy Code, for a period not exceeding six years from the date of assessment of such claim. Such payments shall commence on the Initial Distribution Date. If any Tax Claim has not been Allowed before the Effective Date, and notwithstanding any provision to the contrary herein, the Allowed amount of each Tax Claim shall be With Interest from the Effective Date through the date the Tax Claim is Allowed.

                                  ARTICLE III
                    CLASSIFICATION OF CLAIMS AND INTERESTS

     For purposes of voting and all other Plan Confirmation matters, except as otherwise provided herein all Claims and Interests shall be classified as set forth in the Article III. Any Claim or Interest is in a particular class only to the extent such Claim or Interest fits within the description of such class, and is in such other and different class to the extent that the remainder of such Claim or Interest fits within the description of such other class or classes, unless otherwise specified in this Plan. Any dispute with respect to classification of Claims or Interests shall be resolved by the Bankruptcy Court upon motion of the Claimant or Interest holder affected thereby, upon notice and hearing.

     Under this Plan, Claims and Interests are classified as follows:

     CLASS 1 (SECURED CLAIM OF NPD, INC.) Class 1 shall consist of the Allowed Secured Claim of NPD, Inc. based on the Promissory Note given for partial payment of the purchase price on the Option to purchase ITB stock (See Second Amended Disclosure Statement, Article III, Section 3.9(e)).

     CLASS 2 (GENERAL UNSECURED CLAIMS) Class 2 shall consist of all Allowed General Unsecured Claims against the Debtor, including without limitation the Allowed Unsecured Claims of the General Unsecured Creditors listed on the Debtor's Schedule "F" and not listed as either disputed, contingent or unliquidated, and any Allowed Unsecured Claim of Living Benefits, Inc., and any Allowed Unsecured Claim of any party involved in litigation with the Debtor. Also included in this class is the disputed claim of Filmhaus/Take 2 productions in the amount of $67,925.00, subject to approval by the Court.

     CLASS 3 (DEBENTURE HOLDERS) Class 3 shall consist of all Allowed Claims of the Debenture Holders of the Debtor including principal and all accrued interest. The face value of outstanding Debentures totalled $7,225,000 as of September 22, 1997 and July 29, 1998.

     CLASS 4 (WARRANT AND OPTION INTERESTS). Class 4 shall consist of all outstanding and allowed Warrants in the Debtor, and all valid and exercisable Options to purchase Old Common Stock. As of January 30, 1998, there were 2,555,500 Class A warrants and 108,000 Class B warrants outstanding, and, as of March 31, 1997, there were Options in existence allowing the holders to purchase approximately 1,100,000 shares of Old Common Stock.

     CLASS 5 (PREFERRED STOCKHOLDER INTERESTS). Class 5 shall consist of all Allowed Preferred Stockholder Interests in the Debtor. As of July 29, 1998, 57,800 shares of Preferred Stock were issued and outstanding.

     CLASS 6 (OLD COMMON STOCK INTERESTS). Class 6 shall consist of all Old Common Stock Interests in the Debtor. As of July 1, 1998, there were 6,079,530 shares of Old Common Stock outstanding, and there were 78 holders of record.

                                 IMPAIRMENT
                                 ----------

     Generally, Section 1124 of the Bankruptcy Code provides that a class of claims or interests is impaired under the Plan if the Plan alters the legal, equitable, and contractual rights of the claim or interest holders. Section 1126(a) of the Bankruptcy Code provides that the holder of an impaired claim or interest may vote to accept or reject a plan of reorganization. Pursuant to
Section 1126(f) of the Bankruptcy Code, a class that is not impaired under the plan of reorganization is deemed to have accepted the plan, and solicitation with respect to such class is not being made. Pursuant to Section 1126(g) of the Bankruptcy Code, a class that is not entitled to any payment under the plan of reorganization is deemed to have rejected the plan.

CLASSES 1, 2, 4 AND 5 ARE UNIMPAIRED.  CLASSES 3 AND 6 ARE IMPAIRED.

     CLASS 1: The Allowed Secured Claim of NPD, Inc. is unimpaired, because the claimant will retain its lien and all rights under its contracts with the Debtor, and will be paid 100% of its principal and interest under the Plan. If the Debtor negotiates a settlement with NPD, then NPD will have no claim under the Plan, and there will be no Class 1 Claimant.

     CLASS 2: Allowed General Unsecured Claims are unimpaired, because such Allowed Claims will be paid in full under the Plan. Creditor Living Benefits, Inc. takes the position that it is impaired, and is entitled to vote on the Plan. The Debtor disputes that Living Benefits, Inc. is impaired and is entitled to vote on the Plan. The Debtor hereby agrees to abide by the terms of the Preliminary Injunction entered on September 18, 1997 in Living Benefits,
                                                            ----------------
Inc. v. AutoLend Group, Inc., et al., No. CIV 96-0993 JP/DJS until further order
------------------------------------
of the Court. The Debtor believes that Living Benefits, Inc. is unimpaired when this agreement is combined with the treatment of Class 2 provided herein. The Debtor intends to request a hearing with regard to the issue of the impairment of Class 2 as soon as possible. If this issue is not resolved prior to balloting, ballots will be sent to all Class 2 Claimants, and such ballots will subsequently be treated consistently with the Court's ruling on the impairment issue.

     CLASS 3: Allowed Claims of the Debenture Holders of the Debtor are impaired. Holders of such Claims will be entitled to vote on the Plan.

     CLASS 4: Allowed Claims of Holders of Warrants and Options in the Debtor are unimpaired. The Warrants in the Debtor will expire prior to the Confirmation Date, and the Old Common Stock of the Debtor, which the Warrant Holders and Option Holders were entitled to purchase, had no liquidation value as of the Petition Date. Upon registration, Allowed Class 4 Claimants may purchase New Common Stock in the Reorganized Debtor, thereby granting such Claimants greater rights than they possessed as of the Petition Date.

     Upon registration of the New Common Stock, in exchange for their old warrant and option interests, Class 4 interest holders will be given the right to acquire New Common Stock at a fixed price, as set forth below.

     CLASS 5: Allowed Preferred Stockholder Interests in the Debtor are unimpaired. The Preferred Stock and Old Common Stock of the Debtor had no liquidation value as of the Petition Date. Upon registration, Allowed Class 5 Claimants may purchase New Common Stock in the Reorganized Debtor, thereby granting such Claimants greater rights than they possessed as of the Petition Date.

     Upon registration of the New Common Stock, in exchange for their old preferred stock interests, Class 5 interest holders will be given the right to acquire New Common Stock upon making a cash payment, as set forth below.

     CLASS 6: Allowed Old Common Stock Interests in the Debtor are impaired. Upon registration, the Old Common Stock of the Debtor shall be cancelled, and Allowed Class 6 Claimants may obtain New Common Stock in the Reorganized Debtor by purchasing such stock.

                                  ARTICLE IV
                        TREATMENT OF CLASSIFIED CLAIMS

     Upon completion of the stock registration process as set forth herein, creditors and interest holders will receive the following treatment.

     CLASS 1 (SECURED CLAIM OF NPD, INC.) The Holder of the Allowed Claim of NPD, Inc. shall be paid its total principal and interest on its indebtedness pursuant to the terms of its Promissory Note. In the event that NPD, Inc. reduces or forgives a portion of its claim in return for the issuance of stock in the Reorganized Debtor or settlement of claims brought against NPD, Inc., only the remaining unpaid or uncompromised Allowed Claim of NPD, Inc. shall be paid in this Class, and the stock claim or other claim of NPD, Inc. shall be treated in the appropriate class. The Plan does not alter the rights of the Holder of the Class 1 Claim in any collateral securing the Class 1 Claim as of the Filing Date and the liens and the security interests securing the Class 1 Claim are ratified and affirmed. If the Debtor negotiates a settlement with NPD, then NPD will have no claim under the Plan, and there will be no Class 1 Claimant. NPD is controlled by Nunzio DeSantis, CEO of AutoLend. Any settlement is subject to approval by the Bankruptcy Court, after due notice.

     CLASS 2 (GENERAL UNSECURED CLAIMS) Holders of Allowed Class 2 General Unsecured Claims shall receive payment in full, With Interest, on the later of thirty days from the Effective Date, or thirty days from the date upon which their claim becomes an Allowed Claim, if such a Claim is not an Allowed Claim on the Effective Date. The Debtor hereby agrees to abide by the terms of the Preliminary Injunction entered on September 18, 1997 in Living Benefits, Inc. v.
                                                        ------------------------
AutoLend Group, Inc., et al., No. CIV 96-0993 JP/DJS until further order of the
----------------------------
Court.

     CLASS 3 (DEBENTURE HOLDERS) The Allowed Claims of Class 3 Claimants shall have three options for payment, which option must be selected on the form attached to the Disclosure Statement as Exhibit "12" and returned to the Debtor no later than the Subscription Date.

          OPTION A: Holders of Allowed Class 3 Claims selecting Option A will receive 80% of the face value of the debentures held by each Holder, as follows:
(1) Each Holder of an Allowed Class 3 Claim who chooses "Option A" shall receive Twenty-five per cent (25%) of the full face value of the debentures held in the form of New Common Stock in the Reorganized Debtor, in an amount equal to 250 shares per $1000 of face value of the debentures held, and (2) The remaining Fifty-five per cent (55%) of the full face value of the debentures held shall be paid to the Holder in cash, payable over five years, payable in a first installment up front of 40% of the face amount on the Subscription Date, and the remainder divided into five equal payments of 3% of the full face value of the debentures held, with a payment to be made thereafter once a year on a date determined by the Reorganized Debtor. The Debtor believes that the stock paid under this Option will have a value equalling Twenty-five per cent (25%) of the full face value of the Debentures; this valuation could vary based on events outlined herein.

          OPTION B: Holders of Allowed Class 3 Claims selecting Option B will receive a lump-sum cash payment in an amount of forty-five per cent (45%) of the full face value of the debentures held, payable on the Distribution Date. No further payment will be made to claimants selecting Option B.

          OPTION C: Holders of Allowed Class 3 Claims selecting Option C will receive payment on the Distribution Date in the form of stock in the Reorganized Debtor, in an amount equal to 650 shares of New Common Stock per $1000 of face value held.

DEBENTURE HOLDERS WHO ELECT OPTION A OR C SHALL NOT BE REQUIRED TO MAKE ANY CAPITAL CONTRIBUTION IN EXCHANGE FOR THE ISSUANCE OF THEIR NEW COMMON STOCK IN THE REORGANIZED DEBTOR.

          DEBENTURES MODIFIED: The terms of the Plan of Reorganization and the Order Confirming the Plan control any provisions of any documents purporting to affect the Debentures. To the extent that any provisions of any documents purporting to affect the Debentures conflict with the Plan of Reorganization and the Order Confirming the Plan, those provisions are void, and the Plan of Reorganization and the Order Confirming the Plan shall control.

     Any Holder of a Class 3 claim which fails to elect treatment under Option A, B or C shall be treated as if that Holder expressly and affirmatively chose Option C.

     Performance by the Debtor under this Plan pursuant to any of these Options constitutes full performance and satisfaction in full of each Allowed Class 3 Claim.

     CLASS 4 (WARRANT AND OPTION INTERESTS). Holders of Allowed Class 4 Interests may exercise their existing warrants (either Class A or Class B) or Options at a price of $4.00 per share of New Common Stock in the Reorganized Debtor, payable in full in cash or certified funds no later than one (1) year from the Effective Date. Each Holder of an Allowed Class 4 Interest will be allowed to purchase the same number of shares of New Common Stock that that Holder could have purchased in Old Common Stock pursuant to its warrant or option. Payment shall be made to the Reorganized Debtor, at the address set out herein. Holders of Allowed Class 4 Interests which fail to exercise their warrants or options or tender the purchase price will NOT retain any Interest in the Debtor. No further Class B warrants shall be issued under any circumstances.

     Upon the expiration of 60 days after one year from the Effective Date, the Reorganized Debtor shall prepare a summary of the total amount paid by such Holders of Allowed Class 4 Interests. Interests held by Holders of Allowed Class 4 Interests who fail to tender the warrant or option purchase price within the one year specified will be canceled.

     CLASS 5 (PREFERRED STOCKHOLDER INTERESTS). Holders of Allowed Class 5 Interests may purchase Stock in the Reorganized Debtor at a price of $1.00 per share of Stock in the Reorganized Debtor, payable in full in cash or certified funds over a period of one (1) year from the Subscription Date, with payments to be made quarterly in increments of 25% of the purchase price, until the purchase price for the Stock is paid in full. To the extent that any Holder of an Allowed Class 5 Preferred Stockholder Interest makes partial payment but does not complete payment in full in a timely manner, such Holder shall retain the number of shares of stock paid for in full by the Holder. Each Holder of an Allowed Class 5 Interest will be allowed to purchase 100 shares of Stock in the Reorganized Debtor for each share of Preferred Stock held. Payment shall be made to the Reorganized Debtor, at the address set out herein. Holders of Allowed Class 5 Interests failing to tender the purchase price will NOT retain any Interest in the Debtor after the Subscription Date.

     Upon the expiration of 60 days from the Subscription Date, the Reorganized Debtor shall prepare a summary of the total amount paid by such Holders of Allowed Class 5 Interests. Interests held by Holders of Allowed Class 5 Interests who fail to tender the purchase price will be canceled, except to the extent partial payment has been made, as set out above.

     Holders of Allowed Class 5 Claims subscribing and paying for shares as set forth above shall receive an additional share of New Common Stock in the Reorganized Debtor for each share purchased, on the following terms. After registration, on the Effective Date, the Company will issue and deliver up to 250,000 shares of New Common Stock, which will be transferred to the Sellers of the New Business in partial payment for the New Business. The Sellers of the New Business will receive up to the remaining five (5) million shares over time, based on (and dependent upon) the performance of the New Business.

     The Sellers of the New Business have committed to remit up to two (2) million shares of any such so-received shares of New Common Stock, which shall be used to grant Holders of Allowed Class 5 Claims an additional share of stock for each share purchased by such Holder as set forth above and further described herein.

     Remittance of such shares to Class 5 Holders will be done on a pro rata basis as it is so received by the Sellers, with one-third of the shares so received by the Sellers being then available for distribution to Class 5 Holders, and two-thirds kept by the Sellers. The ultimate total so distributed will be dependent upon the extent of new shares purchased by Class 5 Holders, and the extent of contingent consideration received by the Sellers.

     CLASS 6 (COMMON STOCKHOLDER INTERESTS). Holders of Allowed Class 6 Common Stockholder Interests may purchase shares of New Common Stock in the Reorganized Debtor upon payment of $1.00 U.S. (One Dollar U.S.) per share, over a period of one (1) year from the Subscription Date, with payments to be made quarterly in increments of 25% of the purchase price, until the purchase price for the Stock is paid in full. To the extent that any Holder of an Allowed Class 6 Common Stockholder Interest makes partial payment but does not complete payment in full in a timely manner, such Holder shall retain the number of shares of stock paid for in full by the Holder. Such payment shall be made to the Reorganized Debtor, at the address set out herein. No Holder of Allowed Class 6 Common Stockholder Interests failing to tender the purchase price by the Subscription Date will retain any Interest in the Debtor. Shareholders purchasing New Common Stock shall have one opportunity to purchase unsubscribed New Common Stock based on their previous subscription and payment on a pro rata basis. Subscribing shareholders may be given the opportunity to purchase unsubscribed shares on a pro rata basis.

     Upon the expiration of 60 days from the Subscription Date, the Reorganized Debtor shall prepare a summary of the total amount paid by such Holders of Allowed Class 6 Common Stockholder Interests. Interests held by Holders of Allowed Class 6 Common Stockholder Interest failing to tender the purchase price by the Subscription Date shall be canceled, except to the extent partial payment has been made, as set out above.

     NEW COMMON STOCK IN THE REORGANIZED DEBTOR. The Debtor believes that it will be able to complete the registration process on or before the Effective Date, or within ninety (90) days after the Effective Date.

     Assuming successful completion of the registration process by the Effective Date, on the Effective Date, the Reorganized Debtor shall be authorized to issue up to Twenty Million (20,000,000) shares of New Common Stock in the Reorganized Debtor; and, all pre-existing interests in the Debtor, including without limitation the common stock, preferred stock and Class A and B warrants, options, and any other interests in the Debtor, shall be canceled, and shall be void, unenforceable and without effect.

     After the Subcription Date has passed, those Allowed Claim or Interest

Holders which fully exercised their rights to purchase New Common Stock shall be permitted to purchase any additional New Common Stock which was NOT purchased by Allowed Claim or Interest Holders in a timely manner. Allowed Claim or Interest Holders which fully exercised their rights to purchase New Common Stock will ONLY be permitted to purchase their pro rata share of New Common Stock, calculated by determining the ratio of the number of shares of New Common Stock purchased by such Allowed Claim Holder to the aggregate amount of New Common Shares purchased on or prior to the Subscription Date. This right to purchase additional shares may be exercised one time and one time only, and must be exercised by providing notice to the Company at the address set forth in Article XII, Section 12.10 of the Plan, in writing, no later than sixty (60) days after the Subscription Date.

     All of the shares to be issued under the Plan will be validly issued, fully paid and non-assessable. Each holder of New Common Stock will be entitled to one vote for each share held of record on each matter submitted to the shareholders. Cumulative voting for the election of directors will not be permitted.

     Holders of New Common Stock will be entitled to receive dividends to the extent that the Reorganized Debtor's Board of Directors declares such dividends out of the funds legally available for the payment of dividends. The Debtor expects that the terms of the Plan and the obligations thereunder will restrict the ability of the Debtor to pay dividends on the New Common Stock. See Disclosure Statement, "Risk Factors," Article VIII.

     Upon any dissolution of the Reorganized Debtor, each holder of New Common Stock will participate, pro rata, in any distribution of the assets of the Reorganized Debtor after payment of, or provision for, all of the other obligations of the Reorganized Debtor.

     Holders of New Common Stock will have no conversion, preemptive or redemption rights.

     Under the Plan, the Debtor will undertake to use its best efforts to secure the listing of the New Common Stock on the NASDAQ National Market System (or, in the event the Debtor fails to meet the listing requirements of the NASDAQ National Market System, on such other exchange or system on which the New Common Stock may be listed) as soon as practicable following the Effective Date. There can be no assurance, however, that the New Common Stock will be listed on the NASDAQ National Market System or such other exchange or system. The Debtor also intends to investigate the possibility of a name change, if such a change is deemed to be in the best interest of the Debtor, in the Debtor's sole discretion.

     All pre-petition options to purchase Old Common Stock are canceled as of the Effective Date, and holders of such options shall be treated under Class 4 of the Plan.

                                   ARTICLE V
                              EXECUTORY CONTRACTS

     5.1  EXECUTORY CONTRACTS AND UNEXPIRED LEASES.

          A. ASSUMPTION OF CERTAIN EXECUTORY CONTRACTS. The Reorganized Debtor shall reject, as of the Effective Date, all executory contracts, licenses, and unexpired leases except the following (if they have not expired), which the Reorganized Debtor shall assume:

1.   Lease dated August 8th, 1997 (Office space)
     Lessor: International Thoroughbred Breeders, Inc.
     600 Central SW
     Albuquerque, NM 87102

2.   Copier Lease
     Lessor: Minolta Leasing Svc.
     P.O. Box 105819
     Atlanta, GA 30348-5819

3.   Auto Loan Collection Service Agreement
     NuVell Financial Services Corporation
     f/k/a LSI Financial Group
     17500 Chenal Parkway
     Little Rock, Arkansas 72211

     The Debtor reserves the right to file a motion to reject any of the above leases pre-confirmation. All pre-petition executory contracts and unexpired leases not specifically assumed as set forth herein shall be deemed rejected.

          B. CLAIMS OF PARTIES TO REJECTED CONTRACTS. Parties to any rejected contracts and unexpired leases shall be entitled to assert an Unsecured Claim by filing a proof of such Claim with the Bankruptcy Court on or before the Bar Date. If no such proof of Claim is timely filed, the Claim arising from rejection of the executory contract or unexpired lease shall be disallowed in full.

                                  ARTICLE VI
                              MEANS OF EXECUTION

     6.1 FUNDING THE PLAN. The funds required for the implementation of the Plan and the distributions hereunder shall be provided from operations of the Reorganized Debtor, Available Cash, proceeds from the sale of Non-Cash Assets, Residual Assets and from proceeds, if any, received for the stock of the Reorganized Debtor issued in accordance with this Plan.

THIS PLAN IS NOT AN OFFER OR SOLICITATION FOR THE SALE OR PURCHASE OF SECURITIES. NO EXCHANGE OF MONEY OR OTHER PROPERTY FOR STOCK IS CONTEMPLATED HEREIN, AND NO SUCH OFFER OF SALE OR EXCHANGE SHALL BE MADE WITHOUT THE APPROVAL OF THE SEC AND ANY OTHER FEDERAL, STATE, OR LOCAL AGENCIES OR REGULATORY BODIES REQUIRING OR REGULATING REGISTRATION FOR OFFER OR SALE OF SECURITIES.

     6.2 OPERATION AS DEBTOR-IN-POSSESSION UNTIL THE EFFECTIVE DATE. Until the Effective Date, the Debtor shall operate as Debtor-in-Possession pursuant to
Section 1107 and Section 1108 of the Bankruptcy Code. After the Effective Date, the Reorganized Debtor shall operate its business and may buy, use, acquire and dispose of their assets free of any restrictions contained in the Bankruptcy Code or imposed by the Bankruptcy Court, except as provided in the Plan, the Plan Supplement and the Confirmation Order.

     6.3 ISSUANCE OF NEW STOCK. The Plan proposes the issuance of New Common Stock, and holders of Old Common Stock, Preferred Stock, and Warrant and Option Interests in the Company will be given the opportunity to purchase shares of the New Common Stock. The Debtor will register any issuance of New Common Stock or any other securities with the SEC and any other applicable regulatory agencies or bodies. The registration may utilize any available exemption to registration. The Debtor will comply with all federal, state, or local law requiring or regulating registration for offer or sale of such New Common Stock or other securities, or registration or licensing of an issuer of, underwriter of, or broker or dealer. No New Common Stock or other securities will be offered for sale or other exchange of value until and unless such registration has been completed and approved by the SEC and any other federal, state, or local agencies or regulatory bodies requiring or regulating registration for offer or sale of such New Common Stock or other securities. The registration and issuance of New Common Stock or other securities is contingent upon the Debtor's compliance with its corporate bylaws; with any state laws which may be applicable; with the requirements of the NASDAQ National Market System (or on such other exchange or system on which the New Common Stock may be listed), and with any other requirements for shareholder approval. The Debtor will proceed with such registration with the assistance of Hinkle, Cox, Eaton, Coffield & Hensley LLP, and at this time has no reason to believe that such approvals cannot be obtained.

     6.4 THE CONFIRMATION ORDER. The Confirmation Order shall empower and authorize the necessary parties to take or cause to be taken, on or prior to the Effective Date, all actions necessary to enable them to implement the Plan.

     6.5 PAYMENT OF CLAIMS. On or after the Effective Date, the Reorganized Debtor shall make payment to Holders of Allowed Secured and Allowed Unsecured Claims as set forth above. In the event that the Debtor does not have sufficient cash on hand to make any scheduled payments on the due date as set forth in the Plan, the Debtor may postpone such payments until sufficient cash becomes available, so long as the total payments due to a particular class are completed within the term of the Plan.

     6.6 PAYMENTS OF DISPUTED CLAIMS THAT ARE SUBSEQUENTLY ALLOWED. If any Disputed Unsecured Claim is later Allowed in full or in part by the Bankruptcy Court, the Reorganized Debtor shall make distributions to the holder of such Claim in an amount necessary to bring the holder current with the Pro Rata amounts paid to other holders of Allowed Unsecured Claims. Thereafter, such holders shall be treated the same as other holders of Allowed Unsecured Claims.

          A. INCREASE IN PRO RATA SHARE FOR DISALLOWED CLAIMS. If any Disputed Unsecured Claims are determined to be Disallowed Claims in full or in part, the disallowed amount of the Claim shall increase the Pro Rata share of the Unsecured Claims Fund of the each holder of an Allowed Unsecured Claim.

          B. UNCLAIMED PROPERTY. All Unclaimed Property shall vest in the Reorganized Debtor if not claimed by the proper Claimant within one year after the date the property was supposed to have been distributed.

          C. ESCROW IN EVENT OF CONTROVERSY. In the event of any dispute respecting a liquidated Claim or Claims, the Reorganized Debtor shall not be required to distribute any funds but may place the same in an interest-bearing escrow account, With Interest, pending resolution of the controversy.

     6.7 FINAL ORDER. Any requirement of the Plan for a Final Order may be waived in the sole and absolute discretion of the Debtor upon written notice to the Bankruptcy Court; PROVIDED, HOWEVER that nothing contained herein or elsewhere in the Plan shall prejudice the right of any party in interest to seek a stay pending appeal with respect to such Final Order.

     6.8 PRESERVATION OF LIENS. The liens and security interests of holders of Allowed Secured Claims, together with all of the mortgagor's and/or pledgor's obligations thereunder, shall be preserved following the Effective Date until their Claims are paid in full.

     6.9  DISSOLUTION OF THE COMMITTEE.   Upon entry of the Confirmation Order,
any committee appointed shall be dissolved and its members, agents, and Professional Persons shall be deemed released of all of their duties, responsibilities, and obligations, and they shall be without any further duties, responsibilities, and authority in connection with the Debtor, the Reorganized Debtor, the Reorganization Case, or the Plan and its implementation. All reasonable expenses of such committee through the date of the Confirmation Order may be paid upon approval of the Bankruptcy Court, after application, notice, and hearing. Fees incurred after the Confirmation Date by Professional Persons employed by the committee shall not be Allowed.

     6.10  EXAMINER.   Upon entry of the Confirmation Order, any Examiner
appointed shall be relieved of his or her appointment, and its Professional Persons shall be deemed released of all of their duties, responsibilities, and obligations, and they shall be without any further duties, responsibilities, and authority in connection with the Debtor, the Reorganized Debtor, the Reorganization Case, or the Plan and its implementation. The Examiner will return to the Debtor all property and files in the Examiner's possession relating to the Debtor. All reasonable expenses of such Examiner through the date of the Confirmation Order may be paid upon approval of the Bankruptcy Court, after application, notice, and hearing. Fees incurred after the Confirmation Date by Professional Persons employed by the Examiner shall not be Allowed.

     6.11 POST-CONFIRMATION OPERATIONS. On the Effective Date, the Reorganized Debtor shall have full authority to operate its business, retain professionals, buy and sell property, hire and fire employees, and otherwise operate to the fullest extent allowed by law, without further order of the Bankruptcy Court, and without Bankruptcy Court approval of compensation for any services rendered after the Confirmation Date.

     6.12 RETAINED BANKRUPTCY AND OTHER POWERS OF THE REORGANIZED DEBTOR. The Reorganized Debtor shall after the Effective Date be assigned and retain the powers of a debtor in possession for the purposes of objecting to Claims and prosecuting claims and causes of action under (S)(S) 542, 543, 544, 545, 547, 548, 549, 550 and 553 of the Bankruptcy Code, available to the Debtor's Estate, with full authority to preserve, compromise, and resolve all such Claims and cases of action. The Reorganized Debtor shall also have full right, power, and authority to investigate and, if necessary, object to Claims and to commence actions to collect any assets or causes of action.

     6.13 FURTHER AUTHORIZATION. The Reorganized Debtor shall be entitled to seek such orders, judgments, injunctions, and rulings as it deems necessary to carry out the intentions and purposes, and to give full effect to the provisions, of the Plan.

     6.14 FINAL DECREE. Notwithstanding any other provision of the Plan, the Final Decree shall be entered only after all conditions precedent to substantial consummation of the Plan have been satisfied or waived.

     6.15 WITHHOLDING TAXES. The Reorganized Debtor shall be entitled to deduct any federal or state withholding taxes from any payments made with respect to Allowed Claims, as appropriate, and shall otherwise comply with (S) 345 of the Bankruptcy Code.

     6.16 ABANDONMENT. The Reorganized Debtor may abandon any property it determines in its reasonable discretion to be of de minimis value, including any adversary proceeding or other legal action commenced or commenceable by the Debtor or the Reorganized Debtor.

     6.17 CRAMDOWN. If any impaired class of Claims fails to accept this Plan, Debtor requests that the Bankruptcy Court confirm the Plan in accordance with 11 U.S.C. (S)1129(b).

     6.18 INDEMNIFICATION OBLIGATIONS. Any obligations of the Debtor to indemnify or defend the Debtor's former directors and officers, shareholders, attorneys, agents, or partners pursuant to charter, bylaws, contract, and/or applicable state law shall be deemed to be, and shall be treated as though they are, executory contracts that are specifically rejected under the Plan, and no such obligation shall survive confirmation of the Plan.

     6.19 CHARTER OF THE DEBTOR. Pursuant to 11 U.S.C. (S)1123(a)(6), upon confirmation, the charter of the Debtor shall include a provision prohibiting the issuance of nonvoting equity securities. Because only one class of securities shall be authorized, provisions governing the distribution of power among classes is not necessary. Nothing shall limit the Reorganized Debtor's right to further amend its charter to allow such issuance of securities post-confirmation as permitted by applicable law.

     6.20 OPERATING REPORTS. The Reorganized Debtor shall not be required to file any monthly or other bankruptcy-related operating reports after the Effective Date. The Debtor anticipates that it will continue to file regular Form 10-Qs and Form 10-Ks with the SEC.

     6.21 TRUSTEE'S QUARTERLY FEES. The Reorganized Debtor shall not be required to pay any Quarterly Fees to the United States Trustee after the Effective Date.

     6.22 TERM OF INJUNCTION OR STAYS. Unless otherwise provided, all injunctions or stays provided for pursuant to Section 105 and Section 362 of the Bankruptcy Code or otherwise and in effect on the Confirmation Date shall remain in full force and effect until the Effective Date. The Confirmation Order shall provide that the distributions and transfers of property to be made pursuant to the terms of the Plan are made free and clear of all Claims (except as otherwise provided in, and governed by, the Plan) and that upon the confirmation of the Plan (except as otherwise provided in, and governed by, the Plan) all holders of Claims and Interests shall be permanently enjoined from, and restrained against, commencing or continuing any suit, action or proceeding or asserting against either Reorganized Debtor or its assets any Claim, Interest or cause of action based upon any Claim or Interest that arose or existed before the Confirmation Date.

     6.23 WAIVER AND RESCISSIONS. Except as otherwise provided in, and governed by, the Plan or in the Confirmation Order, the entry of the Confirmation Order by the Bankruptcy Court shall operate as a waiver of all defaults and events of default and any accelerations that have been declared or occurred with respect to any such events of default through the Effective Date.

     6.24 CORPORATE ACTION. On the Effective Date, all actions contemplated by the Plan shall be authorized and approved in all respects (subject to the provisions of the Plan), including, without limitation, the adoption and the filing with the Secretary of State of the State of Delaware of the Amended Charter, and all documents and agreements relating to any of the foregoing. All matters provided for under the Plan involving the corporate structure of the Debtor and/or the Reorganized Debtor in connection with the Plan and any corporate action required by the Debtor and/or the Reorganized Debtor in connection with the Plan, shall be deemed to have occurred and shall be in effect pursuant to the Bankruptcy Code, without any requirement of further action by the shareholders or the directors of the Debtor and/or the Reorganized Debtor. On the Effective Date, the appropriate officers of the Reorganized Debtor are authorized and directed to execute and to deliver the agreements, documents and instruments contemplated by the Plan and the Disclosure Statement in the name and on behalf of such Reorganized Debtor.

     6.25 FURTHER ACTIONS. The Debtor and the Reorganized Debtor may make and may cause the appropriate officer to make such other filings, execute and deliver such other documents and instruments and take such other actions as may be appropriate or advisable in connection with the Plan and the transactions contemplated by the Plan and as are not inconsistent with the Plan.

     6.26 POST-CONFIRMATION OPERATIONS. The Reorganized Debtor shall have the authority to operate, including without limitation, the authority to preserve and protect the assets of the Estate and sell or otherwise utilize the Estate's assets, taking into consideration any net tax attributes available to the Reorganized Debtor. The Reorganized Debtor shall also have the authority to preserve the Reorganized Debtor as an ongoing entity, and shall be authorized to do any and all acts necessary to maintain or preserve its status as an ongoing entity. In the exercise of such powers, the Reorganized Debtor shall be authorized to (i) avoid or recover transfers of the Debtor's property as may be permitted by the Bankruptcy Code or applicable state law, and to thereafter operate such property, (ii) pursue all claims and causes of action arising from the pre-petition activities of the Debtor, whether arising by statute or common law, whether arising under the laws of the United States, New Mexico, Delaware, or any other state having jurisdiction over any claim or controversy pertaining to the Debtor, and whether maintainable against third parties, Affiliates, directors, officers, or other Insiders of the Debtor (iii) to defend claims, causes of action and other litigation that may adversely impact or affect the Debtor, the Reorganized Debtor and its assets, (iv) to bring actions to disallow or subordinate Disputed Claims, or recharacterize Disputed Claims as Interests,
(v) to contest Claims, (vi) file, litigate to judgment, settle, or withdraw objections to Claims and (vii) exercise offsets against Claims. All activities of the Reorganized Debtor shall be reasonably necessary to, and consistent with, the accomplishment of the purpose of the Reorganized Debtor as set forth herein and in the Amended Bylaws.

     6.27 EXEMPTION FROM SECURITIES LAWS. To the extent the distribution of funds, Non-Cash Assets, or other consideration to creditors under this Plan constitute an issuance or offer to sell a Security (as defined by 11 U.S.C.
(S)101(49)), under any applicable laws, the issuance or sale of the Security shall be exempt from any federal, state, or local law requiring registration for offer or sale of such Security, or registration or licensing of an issuer of, underwriter of, or broker or dealer in such Security, in accordance with 11 U.S.C. (S)1145.

     The Plan proposes the issuance of New Common Stock, and holders of Old Common Stock, Preferred Stock, and Warrant and Option Interests in the Company will be given the opportunity to purchase shares of the New Common Stock. The Debtor will register any issuance of New Common Stock or any other securities with the SEC and any other applicable regulatory agencies or bodies. The registration may utilize any available exemption to registration. The Debtor will comply with all federal, state, or local law requiring or regulating registration for offer or sale of such New Common Stock or other securities, or registration or licensing of an issuer of, underwriter of, or broker or dealer. No New Common

Stock or other securities will be offered for sale or other exchange of value until and unless such registration has been completed and approved by the SEC and any other federal, state, or local agencies or regulatory bodies requiring or regulating registration for offer or sale of such New Common Stock or other securities. The registration and issuance of New Common Stock or other securities is contingent upon the Debtor's compliance with its corporate bylaws; with any state laws which may be applicable; with the requirements of the NASDAQ National Market System (or on such other exchange or system on which the New Common Stock may be listed), and with any other requirements for shareholder approval.

     The Debtor does not intend to rely on the exemption contained in 11 U.S.C.
(S)1145 with regard to any issuance of New Common Stock or other issuance of securities under this Plan, except to the extent that payments to or other treatment of creditors, or the preservation of the rights of warrant and option holders, could be deemed to be an issuance of securities.

                                  ARTICLE VII
                                DISPUTED CLAIMS

     7.1 DISPUTED CLAIMS--OBJECTION DEADLINE AND PROCEDURE. After the Effective Date, the Debtor shall have the sole authority (1) to object to Claims against, and Interests in, the Debtor and (2) to litigate any Claim or Interest to Final Order, to settle or compromise any Claim or Interest or withdraw any objection to any Claim or Interest (other than a Claim or Interest that is deemed allowed pursuant to the Plan or any Claim or Interest allowed pursuant to a Final Order). Unless another date is established by the Bankruptcy Court or the Plan, any objection to a Claim or Interest must be filed with the Bankruptcy Court within 90 days after the later of the Effective Date or the date that a proof of Claim with respect to such Claim is filed or deemed to have been filed with the Bankruptcy Court. Any objection to a Fee Claim (as defined herein) shall be filed with the Bankruptcy Court within the later of 60 days after the Effective Date or 30 days after the date on which an application is filed with respect to such Fee Claim. If no objection has been filed to a Claim or Interest (other than a Fee Claim, which shall be allowed only by order of the Bankruptcy Court) within the applicable period, such Claim or Interest will be treated as an Allowed Claim or an Allowed Interest, as the case may be, to the extent such Claim or Interest has not been previously allowed or disallowed by the Bankruptcy Court.

          B. NO DISTRIBUTION PENDING ALLOWANCE. If any portion of a Claim is a Disputed Claim, no payment or distribution provided under the Plan will be made on account of the portion of such Claim that is a Disputed Claim unless and until such Disputed Claim becomes an Allowed Claim but the payment or distribution provided for under the Plan shall be made on account of the portion of such Claim that is an Allowed Claim.

          C. OTHER DISPUTED CLAIMS. Under the Plan, the Debtor will not be required to establish a reserve with respect to any class of Disputed Claims, except to the extent required in the Preliminary Injunction entered on September 18, 1997 in Living Benefits, Inc. v. AutoLend Group, Inc., et al., No. CIV 96-
            -----------------------------------------------------
0993 JP/DJS.

          D. COMPLIANCE WITH TAX REQUIREMENTS. The Debtor will comply with all withholding and reporting requirements imposed by federal, state or local taxing authorities in connection with making distributions pursuant to the Plan.

          In connection with each distribution with respect to which the filing of an information return (such as an Internal Revenue Service Form 1099 or 1042) and/or withholding is required, the Debtor will file such information return with the Internal Revenue Service and provide any required statements in connection therewith to the recipients of such distribution, and/or effect any such withholding and deposit all moneys so withheld to the extent required by law. With respect to any entity from whom a tax identification number, certified tax identification number or other tax information required by law to avoid withholding has not been received by the Debtor, the Debtor may, at its sole option, withhold the amount required and distribute the balance to such entity or decline to make such distribution until the information is received; provided, however, the Debtor will not be obligated to liquidate New Securities to perform such withholding.

     7.2  BAR DATES

          A. BAR DATES FOR CLAIMS AND INTERESTS GENERALLY. Each holder of a Claim (other than an Administrative Claim) or Interest must file proof of Claim or proof of Interest, as the case may be, with the Bankruptcy Court (i) no later than the bar date applicable to such Claim or Interest previously established by the Bankruptcy Court or (ii) to the extent any such holder is not subject to such bar date, within 30 days after the Effective Date or by such later date as may be established by the Bankruptcy Court. Any such holder who does not file a proof of Claim or proof of Interest, as the case may be, within the applicable time period will be forever barred from asserting its Claim or Interest unless, and to the extent, such Claim is listed by the Debtor in its schedules filed with the Bankruptcy Court pursuant to Section 521 of the Bankruptcy Code as liquidated in amount, not disputed and not contingent. The Debtor will provide a separate notice to creditors of the bar date.

          B. OTHER ADMINISTRATIVE CLAIMS. All requests for payment of Administrative Claims other than Fee Claims must be filed with the Bankruptcy Court within 30 days after the Effective Date. Any holder of such a Claim that does not file a request for payment within such 30-day period shall be forever barred from asserting its Claim.

                                 ARTICLE VIII
                    EFFECT OF PLAN ON CLAIMS AND INTERESTS

     8.1 RELEASE AND DISCHARGE OF CLAIMS AGAINST THE DEBTOR, THE ESTATE, AND THE REORGANIZED DEBTOR. Except for liabilities and obligations under the Plan, on the Effective Date the Debtor, the Estate, and the Reorganized Debtor shall be discharged and released from all Claims and Interests, including without limitation demands, liabilities, Claims, and Interests that arose before the Confirmation Date and all debts of the kind specified in 11 U.S.C. (S)(S) 502(g), 502(h), or 502(i), whether or not: (a) a proof of claim or proof of interest based on such Claim or interest is filed or deemed filed pursuant to U.S.C. (S) 501; (b) a Claim or Interest based on such debt or interest is Allowed pursuant to (S) 502; or (c) the holder of the Claim or Interest has accepted the Plan; and all Persons shall be precluded from asserting against the Reorganized Debtor, its successors, or its assets or properties, any other or further Claims or equity interests based upon any act or omission, transaction, or other activity of any kind or nature that occurred prior to the Confirmation Date. The Plan shall act as a discharge of any and all Claims against and all debts and liabilities of the Debtor, as provided in 11 U.S.C. (S)(S) 524 and 1141, and such discharge shall void any judgment against the Debtor at any time obtained to the extent that it relates to a Claim discharged, provided however, that (i) the Reorganized Debtor will not be discharged or released from the obligations or liabilities to be paid or performed under the Plan, and (ii) any liability of the Guarantors to creditors shall not be discharged. The Reorganized Debtor assumes only those obligations or liabilities to be paid or performed under the Plan.

     In addition to the foregoing, on the Effective Date, all claims of interest under existing preferred and common stock, options, warrants and debentures are terminated, cancelled, voided and of no further effect, at law or in equity, except as set out in the Confirmed Plan of Reorganization or the Order confirming the Plan.

     8.2 INJUNCTION. Except as otherwise expressly provided in, and subject to, the Plan, the entry of the Confirmation Order will, provided that the Effective Date shall have occurred, permanently enjoin all persons that have held, currently hold or may hold a Claim or other debt or liability that is discharged pursuant to the Plan or who have held, currently hold or may hold an

Interest that is terminated pursuant to the Plan, from taking any of the following actions in respect of such discharged Claim, debt or liability or such terminated Interest: (a) commencing, conducting or continuing in any manner, directly or indirectly, any suit, action or other proceeding of any kind against the Debtor or any property of the Debtor; (b) enforcing, levying, attaching, collecting or recovering in any manner or by any means, whether directly or indirectly, any judgment, award, decree or order against the Debtor or the property of the Debtor; (c) creating, perfecting or enforcing in any manner, directly or indirectly, any lien or any security interest of any kind against the Debtor or the property of the Debtor; (d) asserting a setoff, right of subrogation or recoupment of any kind, directly or indirectly, against any debt, liability or obligation due to the Debtor or the property of the Debtor; or (e) commencing or continuing any action in any manner or in any place that does not comply with, or is inconsistent with, the Plan.

     8.3 FULL AND FINAL SATISFACTION. The final payments and distributions provided in respect of each Allowed Claim or Interest in the Plan shall be in full settlement of such Allowed Claim or Interest to such Claimant.

     8.4 RESERVATION OF RIGHTS. All claims or causes of action, cross-claims, and counterclaims of the Debtor of any kind or nature whatsoever, against third parties arising before the Confirmation Date that have not been disposed of prior to the Confirmation Date shall be preserved for the benefit of the Reorganized Debtor, and vested in and prosecuted by the Reorganized Debtor as it sees fit.

     8.5 PLAN NOT AN ADMISSION OF LIABILITY. Until the Effective Date, (i) the compromises, settlements, releases, and abandonments set forth in the Plan shall be of no force or effect; (ii) nothing contained in the Plan shall be deemed to be an admission that any Claim that could be asserted by any person is valid in any respect; and (iii) nothing in the Plan or Disclosure Statement may be admitted into evidence or otherwise used in opposition to any action, suit, motion, or other proceeding brought on any such Claim. If the Effective Date does not occur, nothing contained in the Plan shall be deemed to alter, amend, release, waive, or modify any defense, claim, or offsets that the Debtor may have to the Claims of any holder under this Plan.

                                  ARTICLE IX
                               VESTING OF ASSETS

     9.1 PROPERTY VESTS IN REORGANIZED DEBTOR. Upon the Effective Date, except as otherwise specifically set forth in this Plan all Property of the Estate of the Debtor and each and every claim or cause of action that was asserted or could have been asserted by the Debtor against any party, in the Bankruptcy Case or otherwise, including causes of action for recovery of preferences, fraudulent conveyances, and any other action maintainable under
(S)(S) 542 through 553 of the Bankruptcy Code, and any and all claims against insiders, shall vest in the Reorganized Debtor, free and clear of all Claims and Interests. Upon the Effective Date the Reorganized Debtor shall be substituted as a party to all pending matters, adversary proceedings, claims, administrative proceeding, and lawsuits involving the Debtor, whether before the Bankruptcy Court or otherwise.

     9.2 LITIGATION OF ESTATE CLAIMS. Pursuant to 11 U.S.C. (S) 1123(b)(3)(B), the Reorganized Debtor shall retain and enforce, litigate, and liquidate all claims, causes of action, and interests belonging to the Debtor or the Debtor's Estate.

     9.3 PROPERTY FREE AND CLEAR OF LIENS. All Property of the Estate and the Reorganized Debtor, whether real property, personal property, claims against insiders, stock in Subsidiaries, intangible property, or any other property interest, of any nature whatsoever, shall be free and clear of all Claims and interests of creditors, Interest holders, and other parties in interest, except as specifically provided for in the Plan or the Confirmation Order.

                                   ARTICLE X
                           MODIFICATION OF THE PLAN

     10.1 PRIOR TO CONFIRMATION. The Debtor may modify this Plan at any time prior to Confirmation so long as the modification complies with the requirements of (S)(S) 1122 and 1123 of the Bankruptcy Code. Upon the filing of any such modification with the Bankruptcy Court, the Plan as modified becomes the Plan.

     10.2 AFTER CONFIRMATION. The Reorganized Debtor may modify this Plan at any time after Confirmation upon compliance with and to the fullest extent permitted under (S) 1127 of the Bankruptcy Code. Notice shall be deemed sufficient if given to each creditor with an unpaid Allowed Claim in this Reorganization Case. However, if in the opinion of the Court the modification does not materially and adversely affect the interests of the creditors, the Court may authorize modification of the Plan without notice to any creditor.

     10.3 ACCEPTANCES. Any acceptance of the Plan shall be deemed an acceptance of any subsequent modification of the Plan determined by the Bankruptcy Court not to materially and adversely affect or impair the Class of creditors for which the acceptance was presented.

                                  ARTICLE XI

                           RETENTION OF JURISDICTION

     11.1 JURISDICTION. Unless the Bankruptcy Court determines otherwise, the Court shall retain jurisdiction of this Reorganization Case and over all adversary proceedings, contested matters, and other matters or proceedings arising in or in connection with this Bankruptcy Case, including without limitation jurisdiction to:

          A. Consider any modification of the Plan under (S) 1127 of the Bankruptcy Code, to the fullest extent permitted under the Bankruptcy Code;

          B. Hear and determine controversies, suits, and disputes between the Reorganized Debtor and any creditor that may arise in connection with the interpretation or enforcement of the Plan;

          C. Hear and determine all requests for allowance of compensation and/or reimbursement of expenses by Professional Persons made after the Confirmation Date;

          D. Classify, fix, liquidate, allow, or disallow Claims and direct distribution of the funds under the Plan, and hear and determine all objections to Claims, controversies, suits, and disputes pending on or after the Confirmation Date;

          E. Hear and determine all adversary proceedings pending as of Confirmation and not dismissed, or which are hereinafter filed to determine disputed matters not disposed of by the Plan, but which relate to the Plan;

          F. Adjudicate all Claims or controversies arising out of any purchases, sales, or contracts made or undertaken by the Debtor during the pendency of this case;

          G. Hear and determine any and all applications, adversary proceedings, and other matters arising out of or related to the Plan, including but not limited to actions under (S)(S) 506, 542, 543, 544, 545, 547, 548, 549,
550, or 553 of the Bankruptcy Code;

          H. Order the sale of assets by the Reorganized Debtor out of the ordinary course of business and free and clear of or subject to liens or encumbrances, as the case may be, pursuant to (S) 363 of the Bankruptcy Code;

          I. Correct any defect, cure any omission, or reconcile any inconsistency in the Plan or the Confirmation Order as may be necessary to carry out the Plan or the Confirmation Order, or as may be necessary to carry out the purposes and intent of the Plan;

          J. Determine disputed applications for the assumption or rejection of executory contracts and unexpired leases under (S) 365 of the Bankruptcy Code, and determine the allowance of the Claims resulting therefrom;

          K. Determine any and all disputes arising under or relating to the Plan and enforce and administer the provisions of the Plan;

          L. Enforce all Orders, judgments, injunctions, and rulings entered in connection with the Reorganization Case, including using Rule 7070 of the Federal Rules of Bankruptcy Procedure;

          M. Enter a Final Decree under Bankruptcy Rule 3022 closing this Reorganization Case;

          N. Make such Orders as are necessary or appropriate to carry out the provisions of the Plan;

          O. Make such Orders or give such direction as may be appropriate under (S) 1142 of the Bankruptcy Code; and

          P. Undertake such other matters, consistent with the Plan, as may be provided for in the Confirmation Order.

                                  ARTICLE XII
                                 MISCELLANEOUS

     12.1 REMEDIES TO CURE DEFECTS. After the Confirmation Date, the Reorganized Debtor may, with the approval of the Bankruptcy Court and so long as it does not materially adversely affect the interest of Claimants, remedy any defect or omission, or reconcile any inconsistency in the Plan, or in the Confirmation Order, if necessary to carry out the purposes and the intent of the Plan.

     12.2 HEADINGS. Paragraph headings in this Plan have been inserted for the convenience of the reader. Such headings shall not serve in any way to limit or modify the provisions of the paragraph.

     12.3 SETOFF. Nothing contained in this Plan shall constitute a waiver or release by the Debtor or the Reorganized Debtor of any right of setoff the Debtor or the Reorganized Debtor may have against any Claimant.

     12.4 BINDING. As of the Effective Date, the provisions of this Plan shall be binding upon the Debtor, the Reorganized Debtor, and all creditors, holders, and parties in interest, and their respective agents and representatives, pursuant to (S) 1141(a) of the Bankruptcy Code.

     12.5 SUCCESSORS AND ASSIGNS. The rights, duties, and obligations of Persons named or referred to in this Plan shall be binding upon, and shall insure to the benefit of, the successors and assigns of such Persons.

     12.6 GOVERNING LAW. Except to the extent the Bankruptcy Code is applicable, the rights and obligations arising under the Plan shall be governed and construed in accordance with the laws of the State of New Mexico.

     12.9 ENLARGEMENT OF TIME. Any deadline to act or take action hereunder may be enlarged or shortened by written agreement of all affected parties. Upon appropriate notice and after a hearing, the Bankruptcy Court may shorten or enlarge the time to take or conduct any act required or allow to be done under the Plan, for cause shown.

     12.10 NOTICES. All notices and requests shall be given in the manner specified (or, if no manner is specified, by first class mail or overnight or hand delivery) and shall be deemed to have been given when received. Notices to the Reorganized Debtor shall be delivered to:

     WILLIAM F. DAVIS & ASSOC., P.C.
     William F. Davis, Esq.
     201 Broadway SE
     P.O. Box 6
     Albuquerque, NM 87103
     (505) 243-6129

     The Reorganized Debtor may designate, in writing, other or additional recipients of notices by written notice.

     12.11 MEANS OF EXECUTION. The Debtor and Reorganized Debtor (as the case may be) shall take all steps and execute all documents necessary to implement the Plan.

DATED:  ____________  Respectfully submitted,

                         WILLIAM F. DAVIS & ASSOC., P.C.

                         By:___________________________
                         William F. Davis, Esq.
                         201 Broadway SE
                         P.O. Box 6
                         Albuquerque, NM 87103
                         (505) 243-6129
                         (505) 247-3185 (Fax)


                         AUTOLEND GROUP, INC., DEBTOR


                         By:____________________________
                                 Jeffrey Ovington
                                 Its Executive Vice President